Exhibit 99.1
Leadis Technology Reports Second Quarter 2007 Results
SUNNYVALE, California – July 24, 2007 – Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of color display drivers, LED drivers, and audio ICs for mobile consumer electronics devices, today announced results for the second quarter of 2007, ended June 30, 2007.
Q2 ’07 Highlights
•	Leadis was awarded 2 new display driver program design wins, bringing its year-to-date total to 7.

•	Leadis released 5 products into sampling, including one new LED driver, two new audio components and two new display driver ICs.

•	Leadis continued to build on its diversification strategy, including filing 10 patents related to its audio IC business and engaging actively with audio customers following engineering sampling of its initial products.
Financial Results
Second quarter revenue was $9.7 million, meeting the company’s guidance, but declining 29% from the previous quarter due primarily to a ramp down of a large customer program. Second quarter gross margin was 11%, as compared to 10% in the prior quarter. Under generally accepted accounting principles (GAAP), second quarter net loss was $6.1 million or $0.21 per basic share, as compared with the $5.5 million, or $0.19 per basic share, net loss reported in the previous quarter and the $3.2 million, or $0.11 per basic share, net loss reported in the second quarter of 2006. The loss in the current quarter includes a full quarter of intangible assets amortization expense and retention bonus expense connected with the Mondowave, Inc. acquisition announced in March 2007.
In addition to reporting GAAP results, the company reports non-GAAP results, which exclude share-based compensation expense per FAS 123(R) and acquisition-related expenses. Non-GAAP net loss for the second quarter of 2007 was $4.1 million, or $0.14 per basic share, as compared to a net loss of $3.2 million, or $0.11 per basic share, in the first quarter of 2007 and a net loss of $1.9 million, or $0.07 per basic share, in the second quarter of 2006. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.
The company reported cash and short-term investments of $86.8 million as of June 30, 2007, which was $6.9 million lower than its balance as of March 31, 2007, due to the second quarter net loss and $1.7 million of share repurchases under the company’s share buy-back program announced in the first quarter.

Business Summary
The company previously announced its strategy to diversify its business beyond display drivers by leveraging its analog and mixed-signal capabilities to expand into synergistic markets, with the vision of becoming an analog mixed-signal IC supplier of “Sight, Sound, and Touch” solutions targeting a larger available market at higher gross margins. The company continued executing this strategy, with new products introduced during the quarter in both its LED and display driver businesses and engineering sampling of its initial audio IC products. Highlights for the quarter included:
•	Leadis announced sampling of the LDS285, a 16 million color QVGA TFT driver and the first in a new family of TFT LCD drivers enabled with the proprietary PowerLite™ dynamic backlight control (DBC) algorithm, designed to significantly reduce display module power consumption.

•	Leadis announced sampling of the LDS519, a mono OLED driver IC with integrated controller supporting 4 gray 96x64 and 48-Icons. Integrating 13K bits of full frame memory, the LDS519 is a highly integrated SoC designed to provide vivid and accurate images for MP3 player and mobile phone sub-display applications.

•	Leadis won two new display driver program designs during the second quarter.

•	Leadis announced sampling of the LDS8861, its third LED driver. This charge pump based LED driver features a highly efficient 1.33x-mode enabled charge pump. Targeted at mobile backlighting applications, the new LED driver supports up to six LEDs at a maximum current of 32mA each.

•	Leadis introduced the LDS9350, the world’s only combination low power audio Codec and FM transmitter integrated onto a single chip. This product brings a new level of value to portable audio manufacturers by reducing the BOM cost and board space required for these functions.

•	Leadis introduced the LDS9302L, an extension of the company’s line of audio Codecs for portable devices. The LDS9302L improves the playback power dissipation of the LDS9302 while maintaining a high level of audio quality required in today’s portable audio products.

•	Leadis purchased approximately 500,000 shares of its common stock through the stock buyback program announced in January.
“Second quarter financial results met expectations at the revenue and net loss level,” said Mr. Alvarez, President and CEO. We continue to rely on our traditional display driver business for the bulk of our revenue. While revenue levels remain unacceptably low, we are pleased with our design wins for the first half of the year and the pipeline of opportunities in both our traditional and new businesses entering the third quarter.”
Q3 2007 Outlook
“We continue to feel the effects of limited design wins in 2006, and our short term revenue outlook remains weak, with third quarter sales expected to be comparable with the second quarter,” said Mr.

Paul Novell, Executive Vice President of Sales and Marketing. “Our 2007 design wins are expected to generate initial revenue in the fourth quarter.”
Based on information currently available to the company, expectations for the third quarter of 2007 are as follows:
•	Revenues are expected to remain relatively flat with the second quarter.

•	Gross margin, which varies with product mix, selling price and unit costs, is expected to remain relatively flat compared to the second quarter.

•	Operating expenses are expected to increase by approximately $0.9 million to support our investment in the diversification strategy, with headcount additions and engineering mask costs driving much of this growth.
“The repositioning of the company from a single offering of display drivers to four synergistic product lines continues, and our focus remains on execution of the “Sight, Sound and Touch” strategy,” said Mr. Alvarez. “We are optimistic our strategy will produce a diversified product portfolio and access to higher margin business. We have much to do before we fully realize the financial benefits from our diversification strategy, nonetheless we are satisfied with the progress to date.
Conference Call Today
Leadis will broadcast its conference call today, Tuesday, July 24, 2007 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its second quarter 2007 earnings and provide additional guidance.
To listen to the call, dial 1-800-665-0430 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 4440865.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.
IR Contacts
John Allen, Chief Financial Officer
Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of mobile and consumer electronics devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in mobile consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including mobile backlight units; and audio CODEC and FM transmitter ICs, which are integral components in mobile media players and their associated aftermarket accessories. Leadis currently supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays, and LED drivers supporting mobile backlighting applications.
Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis management uses financial statements that exclude share-based compensation expense and the impact of purchase accounting expenses, including in-process research and development expenses, amortization of purchased intangible assets, and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.
Cautionary Language
This press release contains forward-looking statements regarding the company’s business and financial outlook for the third quarter of 2007 and remainder of fiscal year 2007 based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be able to be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its business beyond LCD display drivers, including efforts to develop and market LED controllers, audio CODEC’s and FM transmitters, and touch sensor technology products; risks related to the semiconductor and mobile electronic industries; the company’s ability to keep up with technological change; risks associated with the acquisition of Mondowave, Inc. or any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, in the sections titled Risk Factors and Forward-Looking Statements, which are available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 31,	March 31,	June 30,
	2007	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$44,020	$53,849	$70,823
Restricted cash	2,530	2,500	—
Short-term investments	40,287	37,319	32,906
Accounts receivable, net	8,127	11,343	27,023
Inventory	5,635	8,326	11,177
Prepaid expenses and other current assets	3,874	3,788	4,207

Total current assets	104,473	117,125	146,136
Property and equipment, net	4,725	3,992	3,699
Goodwill	2,867	2,867	281
Purchased intangible assets, net	4,468	5,095	—
Other assets	833	814	1,123

Total assets	$117,366	$129,893	$151,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,807	$12,164	$26,882
Taxes payable	254	288	2,921
Deferred margin	281	336	80
Other accrued liabilities	4,328	3,683	3,832

Total current liabilities	10,670	16,471	33,715
Long-term tax liabilities	2,689	3,222	—
Other noncurrent liabilities	1,159	513	780

Total liabilities	14,518	20,206	34,495

Stockholders’ equity:
Common stock and additional paid-in capital	109,134	109,907	105,922
Retained earnings	(6,286)	(220)	10,822

Total stockholders’ equity	102,848	109,687	116,744

Total liabilities and stockholders’ equity	$117,366	$129,893	$151,239

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

Revenue	$9,735	$13,670	$30,936
Cost of sales (1)	8,678	12,298	27,848

Gross profit	1,057	1,372	3,088

Research and development expenses (1)	4,479	3,361	3,394
Selling, general and administrative expenses (1)	3,608	3,224	3,864
Amortization of purchased intangible assets	627	209	—
In-process research and development	—	1,320	—

Total operating expenses	8,714	8,114	7,258

Operating loss	(7,657)	(6,742)	(4,170)
Interest and other income, net	1,085	1,238	1,027

Loss before provision (benefit) for income taxes	(6,572)	(5,504)	(3,143)
Provision (benefit) for income taxes	(506)	(46)	83

Net loss	$(6,066)	$(5,458)	$(3,226)

Basic and diluted net loss per share	$(0.21)	$(0.19)	$(0.11)

Shares used in computing basic and diluted per share amounts	29,376	29,329	28,654

Note:

(1)	Includes stock-based compensation, as follows:

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

Cost of sales	$44	$18	$123
Research and development expenses	255	196	264
Selling, general and administrative expenses	480	437	917

LEADIS TECHNOLOGY, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006
A. GAAP net loss	$(6,066)	$(5,458)	$(3,226)
Adjustment for stock-based compensation within:
Cost of sales	44	18	123
Research and development expenses	255	196	264
Selling, general and administrative expenses	480	437	917
Provision for income taxes	(83)	(143)
Adjustment for acquisition of business within:
Research and development expenses	394	136	—
Selling, general and administrative expenses	231	72	—
Amortization of purchased intangible assets	627	209	—
In-process research and development	—	1,320	—
Provision for income taxes	(20)	(16)	—

Non-GAAP net loss	$(4,138)	$(3,229)	$(1,922)

B. GAAP basic and diluted net loss per share	$(0.21)	$(0.19)	$(0.11)
Adjustment for stock-based compensation	0.02	0.02	0.04
Adjustment for acquisition of business	0.05	0.06	—

Non-GAAP basic and diluted net loss per share	$(0.14)	$(0.11)	$(0.07)

C. GAAP gross margin	10.9%	10.0%	10.0%
Adjustment for stock-based compensation	0.4%	0.1%	0.4%

Non-GAAP gross margin	11.3%	10.1%	10.4%

D. GAAP operating expenses	$8,714	$8,114	$7,258
Adjustment for stock-based compensation within:
Research and development expenses	(255)	(196)	(264)
Selling, general and administrative expenses	(480)	(437)	(917)
Adjustment for acquisition of business within:
Research and development expenses	(394)	(136)	—
Selling, general and administrative expenses	(231)	(72)	—
Amortization of purchased intangible assets	(627)	(209)	—
In-process research and development	—	(1,320)	—

Non-GAAP operating expenses	$6,727	$5,744	$6,077